UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 6, 2013

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Changes

On May 7, 2013, WebMD Health Corp. (“WebMD” or the “Company”) announced that Cavan Redmond, who had served as its Chief Executive Officer, had left the Company. In accordance with the terms of his employment agreement with the Company, Mr. Redmond ceased to be a member of its Board of Directors at that time and, effective upon his departure, the size of the Board was reduced to 12 members by action of the Board.

WebMD’s Board of Directors has appointed David J. Schlanger to serve as Interim Chief Executive Officer of WebMD and is conducting a search to fill the position on a permanent basis. Mr. Schlanger, who is 53 years old, has served in senior executive positions with WebMD and predecessor companies for 18 years, most recently as Senior Vice President, Strategic and Corporate Development since January 2012. Prior to that, he was Senior Vice President, Corporate Development for more than five years. There are no family relationships between Mr. Schlanger and any director or executive officer of WebMD, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

WebMD also announced, on May 7, 2013, that the Board had appointed Peter Anevski to serve as Executive Vice President and Chief Financial Officer. Mr. Anevski, who is 45 years old, has served in senior finance and operations roles at WebMD and its predecessor companies for 14 years, most recently as Senior Vice President, Finance for more than five years. There are no family relationships between Mr. Anevski and any director or executive officer of WebMD, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Anevski succeeded Anthony Vuolo, who remains a member of senior management of WebMD, serving as Senior Vice President, focusing on strategic projects.

Compensatory Arrangements

David J. Schlanger

On May 6, 2013, the Compensation Committee of the Board of Directors of WebMD (which we refer to below as the Compensation Committee) approved the terms of a new employment agreement between WebMD and Mr. Schlanger (the “Schlanger Employment Agreement”), providing for the following compensation:

•	a base salary of $425,000 per year;

•

a potential bonus for 2013 (payable in March 2014) of up to $600,000, of which up to $300,000 may be earned by him based on the extent to which certain company-wide financial targets for 2013 are met and up to $300,000 may be earned by him, as determined by the Compensation Committee in its sole discretion;

•

a grant, made on May 8, 2013, of 30,000 shares of restricted WebMD Common Stock (“Restricted Stock”) under WebMD’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”), with such grant being scheduled to vest in three equal annual installments, commencing on the first anniversary of the date of grant; and

•

a grant, made on May 8, 2013, of non-qualified options to purchase 40,000 shares of WebMD Common Stock under the 2005 Plan at an exercise price of $27.94 per share (the closing market price on that date), with such grant being scheduled to vest in two equal annual installments over two years.

Under the Schlanger Employment Agreement, in the event of a termination without cause or resignation for good reason (which does not include Mr. Schlanger no longer serving as Chief Executive Officer of WebMD so long as he serves as an Executive Vice President), he would be entitled to payment of base salary and COBRA premiums for up to 12 months. If such termination occurs following a Change of Control (as defined in the 2005 Plan) of WebMD or if Mr. Schlanger resigns after one year following a Change of Control, he would also be entitled to the following:

•	if the termination occurs prior to payment of bonuses for 2013, he would receive the greater of $300,000 and the portion of the 2013 bonus achieved through the date of termination;

•	to receive the $180,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012;

•	the Restricted Stock granted to him on May 8, 2013 would vest in full upon such termination; and

•

the option grant made to him on May 8, 2013 and any other options held at the date of termination would continue to vest as scheduled through the next vesting date of such grant following the termination of his employment.

The post-employment payments and benefits that may be due would be subject to Mr. Schlanger’s compliance with the restrictive covenants applicable to him under the Schlanger Employment Agreement.

*        *        *        *

Peter Anevski

On May 6, 2013, the Compensation Committee approved the terms of a new employment agreement between WebMD and Mr. Anevski (the “Anevski Employment Agreement”), providing for the following compensation:

•	a base salary of $425,000 per year;

•

a potential bonus for 2013 (payable in March 2014) of up to $600,000, of which up to $300,000 may be earned by him based on the extent to which certain company-wide financial targets for 2013 are met and up to $300,000 may be earned by him, as determined by the Compensation Committee in its sole discretion;

•

grants, made on May 8, 2013, of a total of 20,000 shares of Restricted Stock under the 2005 Plan, with such grants being scheduled to vest in full on the third anniversary of the date of grant; provided, however, that vesting of 10,000 shares may occur on the first anniversary of the date of grant if certain company-wide financial targets are fully achieved and vesting of the other 10,000 shares may occur at that time if certain individual goals are fully achieved; and

•

a grant, made on May 8, 2013, of non-qualified options to purchase 15,000 shares of WebMD Common Stock under the 2005 Plan at an exercise price of $27.94 per share (the closing market price on that date), with such grant being scheduled to vest in two equal annual installments over two years.

Under the Anevski Employment Agreement, in the event of a termination without cause or resignation for good reason, he would be entitled to payment of base salary and COBRA premiums for up to 12 months. If such termination occurs following a Change of Control (as defined in the 2005 Plan) of WebMD, he would also be entitled to the following:

•	if the termination occurs prior to payment of bonuses for 2013, he would receive the greater of $300,000 and the portion of the 2013 bonus achieved through the date of termination;

•	to receive the $160,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012;

•	the Restricted Stock granted to him on May 8, 2013 would vest in full upon such termination; and

•

the option grant made to him on May 8, 2013 and any other options held at the date of termination would continue to vest as scheduled through the next vesting date of such grant following the termination of his employment.

The post-employment payments and benefits that may be due would be subject to Mr. Anevski’s compliance with the restrictive covenants applicable to him under the Anevski Employment Agreement.

*        *        *        *

Anthony Vuolo

On May 6, 2013, the Compensation Committee approved the terms of an amendment to the employment agreement between WebMD and Mr. Vuolo (the “Vuolo Amendment” and we refer to the employment agreement, as so amended, as the “Vuolo Amended Agreement”). The Vuolo Amended Agreement provides for the following compensation:

•	a base salary of $400,000 per year;

•

a potential bonus for 2013 (payable in March 2014) of up to $600,000, of which up to $300,000 may be earned by him based on the extent to which certain company-wide financial targets for 2013 are met and up to $300,000 may be earned by him, as determined by the Compensation Committee in its sole discretion; and

•

a grant, made on May 8, 2013, of non-qualified options to purchase 50,000 shares of WebMD Common Stock under the 2005 Plan at an exercise price of $27.94 per share (the closing market price on that date), with such grant being scheduled to vest in two equal annual installments over two years.

Under the Vuolo Amended Agreement, if (a) Mr. Vuolo resigns at any time after serving for six months as Senior Vice President or at any time after a Change of Control (as defined in the 2005 Plan) of WebMD or (b) WebMD terminates his employment without cause or he resigns for good reason (which does not include serving as Senior Vice President), he would be entitled to receive the same benefits he would have received if his employment were terminated without cause following a Change of Control with (i) his base salary for purposes of severance being deemed to be $450,000 and his Prior Bonus Payment for purposes of the bonus component of severance would be the greater of the bonus (including his award under the Supplemental Bonus Plan) for the last full year in which he served as Chief Financial Officer and the bonus for the year prior to termination. Accordingly, under the Vuolo Amended Agreement, the amounts that he would be entitled to receive upon any of such events would be:

•	base salary continuation for 18 months;

•	the bonus for the year prior to the year of termination (including any amounts in the Supplemental Bonus Trust), if unpaid;

•	18 months of the Prior Bonus Amount;

•	three years of benefit continuation (with $10,000 per year payable to him in lieu of disability insurance continuation); and

•	accelerated vesting of outstanding restricted stock grants and continuation of vesting and exercisability of his outstanding option grants (other than the option grant made on May 8, 2013).

If Mr. Vuolo’s employment is terminated by WebMD without cause or by him for good reason following a Change of Control, the option grant made on May 8, 2013 would continue to vest and remain outstanding through the second vesting date.

The post-employment payments and benefits that may be due would be subject to Mr. Vuolo’s compliance with the restrictive covenants applicable to him under the Vuolo Amended Agreement.

To the extent required by Item 5.02 of Form 8-K, the description of the employment agreement between Mr. Vuolo and WebMD (as in effect prior to the Vuolo Amendment) included under the heading “Employment Agreements with Named Executive Officers – Anthony Vuolo” in Item 11 of Amendment No. 1 to WebMD’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on April 30, 2013 (the “2012 Form 10-K/A”), is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K.

*        *        *         *

Martin J. Wygod

The Compensation Committee approved a grant, made on May 8, 2013 under the 2005 Plan, of 75,000 shares of Restricted Stock to Martin J. Wygod, Chairman of the Board of WebMD. Such grant is scheduled to vest in three equal annual installments, commencing on the first anniversary of the date of grant. This grant is subject to the terms of Mr. Wygod’s employment agreement with WebMD (the “Wygod Employment Agreement”). The Compensation Committee approved an amendment to the Wygod Employment Agreement pursuant to which he would be entitled to receive the $392,000 contributed by WebMD on his behalf to WebMD’s Supplemental Bonus Plan for 2012 in the event that, following a Change in Control (as defined in the 2005 Plan) of WebMD, his employment terminates for any reason other than for cause.

To the extent required by Item 5.02 of Form 8-K, the description of the Wygod Employment Agreement included under the heading “Employment Agreements with Named Executive Officers – Martin J. Wygod” in Item 11 of the 2012 Form 10-K/A is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K.

*        *        *        *

Cavan M. Redmond

Subject to continued compliance with the restrictive covenants provided for in Mr. Redmond’s employment agreement with WebMD (the “Redmond Employment Agreement”), Mr. Redmond will be entitled to receive the following pursuant to the terms of the Redmond Employment Agreement, as confirmed in a letter agreement, dated as of May 7, 2013, entered into with Mr. Redmond:

•	salary continuation for two years, at his annual salary rate of $650,000 per year;

•

reimbursement of his COBRA premiums for continuation of his health coverage from his prior employer (or, if less, the COBRA premium he would have paid if he were covered under WebMD’s health plan) for up to 18 months or, if earlier, until he is no longer eligible for COBRA;

•

continued vesting and exercisability, for two years, of the options granted to him when he joined WebMD, pursuant to which options to purchase 250,000 shares of WebMD Common Stock at an exercise price of $23.03 share are scheduled to vest on each of May 31, 2013 and 2014; and

•	acceleration of 22,500 shares of Restricted Stock from the grant made to him when he joined WebMD (representing the shares that would have vested during the two years following his departure date).

To the extent required by Item 5.02 of Form 8-K, the description of the Redmond Employment Agreement included under the heading “Employment Agreements with Named Executive Officers – Cavan M. Redmond” in Item 11 of the 2012 Form 10-K/A is incorporated by reference into this Current Report pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: May 10, 2013	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President